Exhibit 99.1

Kush Bottles Reports First Fiscal Quarter 2018 Results

Revenues Increased 258% Year-over-Year to approximately $8.85 million

SANTA ANA, Calif. – January 16, 2018 – Kush Bottles, Inc. (OTCQB: KSHB), a leading provider of packaging, supplies, vaporizers, accessories and branding solutions for the regulated cannabis industry, today reported financial results for its first fiscal quarter of 2018, for the period ended November 30, 2017.

Fiscal First Quarter Financial Summary

•	Revenue was up 258% Year-over-Year to $8.85 million.
•	Gross margins were 30%, compared with 34% in the prior year period, which is attributed to increased business in the lower margin vaporizer product segment.
•	Net income, including $382,000 in non-cash stock compensation, $202,000 in depreciation and amortization expense and $1.9 million in SG&A, was $94,615 compared to net loss of $161,000 in the fiscal first quarter of 2017.
•	Cash balance was $5.5 million as of November 30, 2017 compared to $0.9 million at August 31, 2017.
•	Working capital was $8.6 million as of November 30, 2017 compared to $3.4 million at August 31, 2017.

Nick Kovacevich, Chairman and CEO of Kush Bottles, commented, “We entered fiscal 2018 with excellent momentum as we saw the impact of the strategic initiatives implemented throughout 2017 start to take hold. Revenues for the first fiscal quarter of 2018 reached approximately $8.85 million, representing a 258% increase compared with fiscal Q1 2017. This strength in the business led to net profits of $94,615 in fiscal Q1 2018. We also saw our cash balance increase to $5.5 million, which we plan to invest towards inventory purchasing, development of proprietary products, and other strategic initiatives.”

Mr. Kovacevich continued, “During the first fiscal quarter of 2018, we saw the release of California’s new temporary regulations for medical and adult-use cannabis sales, which took effect on January 1, 2018. California is not only the U.S.’s largest cannabis market, but also our home market where we have already extensively invested in sales, marketing and infrastructure. We consider the legalization of adult-use cannabis sales to be a major opportunity to scale the business throughout 2018 and beyond, and we have made significant headway to establish the Company as a leader in this market. Many of our clients have been granted temporary licenses and we are working with them closely during this hectic transition period as California finalizes its permanent regulations over the next 6 to 12 months.”

Earnings Results Conference Call

The company will also host a conference call today, Tuesday, January 16, 2018 at 4:30 PM Eastern Time.

Participant Dial-In Numbers:

Toll-Free: 1-800-281-7973

Toll / International: 1-323-794-2093

*Participants should request the Kush Bottles Earnings Call or provide confirmation code 8151586

Investors are also invited to listen via webcast on the Kush Bottles investor section of the Company website at http://ir.kushbottles.com. Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the call will be available on the Kush Bottles investor website approximately two hours after the conference call has ended.

For more information on Kush Bottles, Inc., call: 888-920-5874, or visit: www.kushbottles.com.

To be added to the distribution list, please email ir@kushbottles.com with “Kush” in the subject line.

About Kush Bottles, Inc.

Kush Bottles, Inc. is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 100 million units and now regularly services more than 4,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain THC.

The company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on our website, at: www.kushbottles.com.

Investor Contact:

Phil Carlson / Elizabeth Barker

KCSA Strategic Communications

212-896-1233 / 212-896-1203

ir@kushbottles.com

PR Contact:

Anne Donohoe

KCSA Strategic Communications

212-896-1265

adonohoe@kcsa.com

***Tables Follow***

KUSH BOTTLES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended November 30,
	2017	2016
REVENUE	$8,847,115	$2,472,295
COST OF GOODS SOLD	6,162,120	1,637,652
GROSS PROFIT	2,684,995	834,643
OPERATING EXPENSES
Depreciation and amortization	201,814	9,304
Stock compensation expense	381,743	115,244
Selling, general and administrative	1,949,995	847,076
Total Operating Expenses	2,533,552	971,624
INCOME (LOSS) FROM OPERATIONS	151,443	(136,981)
OTHER INCOME (EXPENSES)
Other expense	—	(23,944)
Interest expense	(2,413)	(1,033)
Total Other Income (Expenses)	(2,413)	(24,977)
INCOME (LOSS) BEFORE INCOME TAXES	149,030	(161,958)
PROVISION FOR INCOME TAXES	54,415
NET INCOME (LOSS)	$94,615	$(161,958)
BASIC INCOME (LOSS) PER SHARE	$0.00	$(0.00)
DILUTED INCOME (LOSS) PER SHARE	$0.00	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	59,194,323	48,713,496
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	65,908,368	50,511,299

See accompanying notes to the unaudited condensed consolidated financial statements

KUSH BOTTLES, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	November 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$94,615	$(161,958)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	201,814	29,735
Depreciation cost of goods sold	41,776	—
Stock compensation expense	381,743	115,244
Changes in operating assets and liabilities
Accounts receivable	(1,069,410)	(66,174)
Prepaids	(1,545,793)	(366,550)
Inventory	(96,507)	(94,262)
Accounts payable	760,577	176,696
Accrued expenses and other current liabilities	270,868	(111,351)
Net cash used in operating activities	(960,317)	(478,620)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of web domain	(44,321)	—
Purchase of property and equipment	(48,580)	(164,976)
Net cash used in investing activities	(92,901)	(164,976)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of car loan	(5,495)	—
Earn out payable	(85,000)	—
Repayment of note payable	(333,395)	(4,967)
Proceeds from line of credit	1,500,000	—
Proceeds from sale of stock	4,609,555	1,621,999
Net cash provided by financing activities	5,685,665	1,617,032
NET INCREASE (DECREASE) IN CASH	4,632,447	973,436
CASH AT BEGINNING OF PERIOD	916,984	1,027,003
CASH AT END OF PERIOD	$5,549,431	$2,000,439
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$2,370	$1,033
Income taxes	$—	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES
Services prepaid for in common stock	34,077	$103,617

See accompanying notes to the condensed consolidated financial statements